LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of October 24th, 2005, by and between ITI Capital, Inc., a Nevada company (“Lender”), and Sterling Equity Holdings, Inc., a Nevada corporation (“Borrower”).

Recitals

WHEREAS, Borrower is a corporation organized under the laws of the State of Nevada, subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”) and engaged in the ownership, management and operation of certain commercial real estate;

WHEREAS, Lender is a corporation organized under the laws of Nevada and engaged in international investment banking, financial consulting and investment holdings operations;

WHEREAS, Borrower and Lender have agreed in principal upon a transaction (the “Acquisition”) pursuant to which it is contemplated that Borrower will acquire at least a majority interest in Lender in exchange for a controlling interest in the stock of Borrower, the principal terms of which are set forth on the term sheet attached hereto as Exhibit A;

WHEREAS, pending completion of the Acquisition, Lender is willing to make loans to Borrower, and Borrower desires to receive the loans, on the terms, provisions and conditions set forth herein.

Agreement

In consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Definitions and Construction

1.1  Definitions

. Initially capitalized terms used and not otherwise defined herein are defined in the Texas Uniform Commercial Code (“UCC”).

“Advance” means a Loan advanced by Lender to Borrower hereunder.

“Affiliate” has the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Basic Rate” means eight percent (8%) per annum.

“Borrower’s Books” means all of Borrower’s books and records, including: ledgers; records concerning the Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media; and the equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in the State of Texas are authorized or required to close.

“Collateral” means: (i) all of the real property in which Borrower holds an ownership interest, including the properties listed on Exhibit B attached hereto; (ii) all property which comes into Lender’s possession in which a security interest is perfected by possession; and (iii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

“Commitment” means the Working Capital Needs, as determined on a periodic basis beginning on the Loan Commencement Date and ending on the Commitment Termination Date, not to exceed $250,000 in the aggregate.

“Commitment Termination Date” means the earliest to occur of (i) December 31, 2005; (ii) any Default or Event of Default, or (iii) termination of the Acquisition.

“Deed of Trust” means the Deed(s) of Trust to be executed and delivered by Borrower to Lender to secure payment of the Notes by granting to Lender a deed of trust that is subordinate to only the Permitted Liens covering the Collateral.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

“Default Rate” means the lesser of 12% per annum or the highest rate permitted by applicable law.

“Event of Default” has the meaning given to that term in Section 7.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase price of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim or other encumbrance.

“Liquidation Event” means any of: (i) a merger of Borrower with another entity where the Borrower is not the surviving entity; (ii) the sale of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions), other than the Acquisition, whereby the shareholders of Borrower owning at least 50% of the outstanding voting securities of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s), including a merger where the Borrower is the surviving entity.

“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

“Loan Commencement Date” means October 24, 2005.

“Loan Documents” means, collectively, this Agreement, the Notes, the Deed of Trust and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Note” means a Secured Promissory Note in the form of Exhibit C.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Permitted Indebtedness” means: (i) the Loan; (ii) trade debt incurred in the ordinary course of Borrower’s business; (iii) indebtedness existing as of the Loan Commencement Date; and (iv) Indebtedness secured by clause (ii) and (iii) of Permitted Liens.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed Exhibit E; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral and (v) Liens upon or in any equipment acquired or held by Borrower (including existing liens on equipment disclosed in the Disclosure Schedule) to secure the purchase price of such equipment or indebtedness incurred solely for the purposes of financing the acquisition of such equipment, in an amount not to exceed $10,000.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority.

“Related Person” means, with respect to a particular individual: (a) each other member of such individual’s Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family; (c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity). With respect to a specified Person other than an individual, “Related Person” means: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (x) “control” (including “controlling,”“controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (y) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural person who resides with such individual; and (z) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

“Responsible Officer” means each of the President and the Chief Financial Officer of Borrower.

“Subsidiary” or Subsidiaries” means with respect to any Person (the “Owner”), any corporation (other than corporations having no assets, liabilities and operations) or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment of all Obligations.

“Working Capital Needs” means the projected deficit in cash flows of Borrower for a specified period as set forth in each Notice of Borrowing.

1.2  Interpretation

. References to “Articles,”“Sections,”“Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,”“herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computations shall be based on a 360 day year and actual days elapsed.

2.  The Loans

2.1  Commitment

. Subject to the terms and conditions of this Agreement, Lender will make Advances to Borrower up to the principal amount of the Commitment before the Commitment Termination Date. The aggregate principal amount of the Advances shall not exceed the Commitment. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

2.2  Use of Proceeds; The Advances

. The proceeds of the Advances shall be used solely for working capital purposes. A Note setting forth the specific terms of repayment will evidence each Advance. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3  Terms of Payment, Repayment

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(a)  Repayment. Borrower shall pay principal and interest on each Advance from the date it is made until it has been paid in full, on the terms set forth in the applicable Note. Amounts not paid when due hereunder shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal.

(b)  Form of Repayment. All payments due to Lender must be in cash or by wire transfer of good same day or immediately available funds and in lawful money of the United States. Borrower shall make all payments due to Lender at Lender’s address specified in Section 10 or, if by wire transfer, to an account designated by Lender.

(c)  Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

(d)  Date. Whenever any payment due under the Loan Documents is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

3.  Conditions of Advances; Procedure for Requesting Advances

3.1  Conditions Precedent to Any and All Advances

. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, the Deed of Trust, a Note evidencing the Advance and all other financing statements and other documents (including the Loan Documents) required or as specified herein have been duly authorized, executed and delivered to Lender; (ii) all third party consents required by Lender; (iii) no Default or Event of Default has occurred and is continuing; (iv) delivery of a Notice of Borrowing with respect to the proposed Advance (v) Lender’s security interests in the Collateral are valid and first priority (subject and subordinate only to the Permitted Liens); and (vi) all such other items as Lender may deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

3.2  Procedure for Making Advances

. For any Advance, Borrower shall provide Lender a Notice of Borrowing at least 5 business days prior to the desired Funding Date. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made. Borrower will hold Lender harmless from any losses on account of any Advance made pursuant to any oral or written request that Lender in good faith believes to have been made by an authorized representative of Borrower (including any employee of Borrower, whether or not a Responsible Officer) and all such Advances shall be deemed Obligations hereunder for all purposes hereunder.

4.  Representations and Warranties

Borrower represents, warrants and covenants as follows:

4.1  Due Organization and Qualification

. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located.

4.2  Authority

. Borrower has all power, authority and third party consents necessary to execute, deliver and perform the Loan Documents.

4.3  Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower (or its Subsidiaries) is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a material breach of any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents, of Borrower (or such Subsidiaries) or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower (or such Subsidiaries) is a party or by which it (or such Subsidiaries) or any of its (or such Subsidiaries’) properties is bound or to which it (or such Subsidiaries) or any of its (or such Subsidiaries’) properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

4.4  Authorization; Enforceability

. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Loan, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

4.5  No Prior Encumbrances

. Borrower has (or Borrower’s Subsidiaries have) good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for other Permitted Liens.

4.6  Litigation

. Borrower will promptly notify Lender in writing of any action, proceeding or governmental investigation involving Borrower, any Subsidiary of Borrower or the Collateral.

4.7  Consents and Approvals

. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

4.8  Full Disclosure

. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such certificates or statements not misleading.

4.9  Regulated Substances

. Borrower complies and will comply with all laws respecting Regulated Substances.

4.10  Automatic Reaffirmation

. Each Notice of Borrowing will constitute (i) an automatic warranty and representation that there does not exist any Default and (ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

5.  Affirmative Covenants

Borrower covenants and agrees that it shall do all of the following:

5.1  Good Standing and Compliance

. Borrower and each Subsidiary of Borrower shall maintain all licenses, rights and agreements necessary for its operations or business and comply with all statutes, laws, ordinances and government rules and regulations to which it is subject.

5.2  Notice of Defaults

. Upon any Default or Event of Default, immediately deliver to Lender a written notice setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.

5.3  Use; Maintenance

. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.

5.4  Insurance

. Borrower and each of its Subsidiaries, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower (and such Subsidiaries, as applicable), (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower (or any such Subsidiary) and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower (or any such Subsidiary), and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

5.5  Loss Proceeds

. So long as no Default has occurred, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority (subject to the prior rights of the Permitted Liens), be used either to repair or replace such Collateral.

5.6  Further Assurances

. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral (subject and second only to the Permitted Liens).

6.  NEGATIVE COVENANTS

Borrower will not do, and will not permit any Subsidiary of Borrower to do, without the prior written consent of Lender, any of the following:

6.1  Location of Offices

. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s (or such Subsidiary’s) business, Borrower’s Books from the premises listed in Section 10 without giving 30 days prior written notice to Lender.

6.2  Extraordinary Transactions

. Enter into any transaction, other than the Acquisition, not in the ordinary course of Borrower’s (or the Subsidiary’s) business, including the sale, lease, license or other disposition of its assets, other than sales of inventory in the ordinary course of Borrower’s (or the Subsidiary’s) business.

6.3  Restructure

. Make any material change in Borrower’s (or such Subsidiary’s) legal and corporate structure or deviate in any material respect from its current line of business (other than pursuant to the Acquisition); cause a Liquidation Event (other than the sale of common stock to equity investors which does not result in a change of control of Borrower); or suspend operation of Borrower’s or such Subsidiary’s business.

6.4  Liens

. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

6.5  Distributions

. Pay any dividends or distributions, or redeem or purchase, any capital stock.

6.6  Transactions With Affiliates

. Directly or indirectly enter into any transaction with any Affiliate or Related Person unless such transaction is (i) in the ordinary course of Borrower’s or such Subsidiary’s business, (ii) on terms no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated or related entity, and (iii) for the purchase of raw materials only.

6.7  Subsidiary Ownership

. With respect to Borrower, cease to own and control, beneficially and of record, the percent ownership of each of its Subsidiaries held on the date hereof.

7.  Events of Default

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

7.1  Payment Defaults

. Borrower fails to pay within 5 days of the date when due (and payable in accordance with the Loan Documents) any portion of the Obligations.

7.2  Covenant Defaults

. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 10 days after its occurrence.

7.3  Attachment or Foreclosure

. Any of the Collateral is attached, seized, subjected to foreclosure proceedings, subject to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

7.4  Other Agreements

. There is a default in any agreement to which Borrower (or any Subsidiary of Borrower) is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness.

7.5  Judgments

. One or more judgments for an aggregate of at least $50,000 is rendered against Borrower (or any Subsidiary of Borrower) and remains unsatisfied and unstayed for more than 30 days.

7.6  Injunction

. Either Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s or such Subsidiary’s assets.

7.7  Misrepresentation

. Any representation, statement, or report made to Lender by Borrower or any Responsible Officer or authorized officer, employee, agent, or director of Borrower purporting to speak on behalf of Borrower (or any Subsidiary of Borrower) was false or misleading when made.

7.8  Enforceability

. Lender’s ability to enforce its rights against Borrower, any Subsidiary of Borrower, or any Collateral is impaired in any material respect, or Borrower (or any Subsidiary of Borrower) asserts that any of the Loan Documents, or any other agreement, document or instrument delivered in connection with the Loan is not a legal, valid and binding obligation of Borrower (or any Subsidiary of Borrower) enforceable in accordance with its terms, or any subordinating creditor breaches or purports to rescind or terminate its agreement with Lender.

7.9  Involuntary Bankruptcy

. Either Borrower’s or any Subsidiary of Borrower’s involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

7.10  Voluntary Bankruptcy or Insolvency

. Either Borrower or any Subsidiary of Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower (or any Subsidiary of Borrower) or any substantial part of its property (or that of any Subsidiary of Borrower), or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

7.11  Merger Without Assumption

. Either Borrower or any Subsidiary of Borrower is acquired by or merges into any other business entity, and such acquirer or resulting entity either: (i) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender or (ii) is of a credit quality unacceptable to Lender.

8.  Lender’s Rights and Remedies

8.1  Rights and Remedies

. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) exercise any rights with respect to the Collateral permitted under the Deed of Trust; and (v) without notice to Borrower, set off and recoup against any portion of the Obligations.

8.2  Charges

. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

8.3  Remedies Cumulative

. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

8.4  Application of Collateral Proceeds

. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order the Lender determines in its sole discretion, and as prescribed by applicable law.

8.5  Reinstatement of Rights

. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

9.  Waivers; Indemnification

9.1  Waivers

. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

9.2  Lender’s Liability for Collateral

. Lender shall not in any way or manner be liable or responsible for: (i) any loss or damage to the Collateral occurring or arising in any manner or fashion from any cause; or (ii) any diminution in the value thereof. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages.

9.3  Indemnification

. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

10.  Notices

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:

Sterling Equity Holdings, Inc.
1600 Airport Freeway, Suite 370
Bedford, Texas 76022
Facsimile: (817) 358-0585
Attn: Thomas Mathew

If to Lender:

ITI Capital, Inc.
__________________
__________________
Facsimile: (___) _________
Attn: Ron F. Bearden

11.  General Provisions

11.1  Successors and Assigns

. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

11.2  Time of Essence

. Time is of the essence for the performance of all Obligations.

11.3  Severability of Provisions

. Each provision hereof shall be severable from every other provision in determining its legal enforceability.

11.4  Entire Agreement

. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the Borrower and Lender, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; Accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

11.5  Reliance By Lender

. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

11.6  No Set-Offs By Borrower

. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

11.7  Counterparts

. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

11.8  Survival

. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

11.9  Relationship of Parties

. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

11.10  Choice of Law and Venue; Jury Trial Waiver

. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF HOUSTON AND COUNTY OF HARRIS, STATE OF TEXAS. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STERLING EQUITY HOLDINGS, INC.	ITI CAPITAL, INC.
By: _________________________ Name: Thomas Mathew Title: President	By: ________________________ Name: Ron F. Bearden Title: Title